Exhibit (j)(1)




                               CONSENT OF COUNSEL



                  We hereby consent to the use of our name and to (i) the reference to our Firm on the back cover page of the Prospectus and under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 16 ("PEA No. 16") to the Registration Statement (1933 Act No. 33-65690; 1940 Act No. 811-7850) on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, of The Armada Advantage Fund; and (ii) the use and incorporation by reference in PEA No. 16 of our Firm's opinion and consent of counsel filed as Exhibit (i) to Post-Effective Amendment No. 12 to the Registration Statement. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm and the use of our opinion we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                     /s/ Drinker Biddle & Reathe LLP
                                     DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania

April 30, 2003